Exhibit 10.2

GUARANTY AGREEMENT

dated as of

October 5, 2015,

among

BLUE CUBE SPINCO INC.,

as Borrower,

OLIN CORPORATION,

as Guarantor

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

GUARANTY AGREEMENT dated as of October 5, 2015 (this “Agreement”), among BLUE CUBE SPINCO INC., a Delaware corporation (the “Borrower”), OLIN CORPORATION, a Virginia corporation (the “Guarantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (the “Administrative Agent”).

Reference is made to the Credit Agreement dated as of June 23, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and the Administrative Agent.  The Lenders have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth in the Credit Agreement.  The Guarantor is the direct or indirect parent of the Borrower and will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and as consideration for credit previously extended.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Defined Terms.  (a)  Each capitalized term used but not defined herein and defined in the Credit Agreement shall have the meaning specified in the Credit Agreement.

(b)            The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02.  Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the Preamble hereto.

“Borrower” has the meaning assigned to such term in the Preamble hereto.

“Credit Agreement” has the meaning assigned to such term in the Recitals hereto.

“Guaranteed Obligations” has the meaning assigned to such term in Section 2.01.

“Post-Petition Interest” has the meaning assigned to such term in Section 2.05(b).

“Subordinated Obligations” has the meaning assigned to such term in Section 2.05.

ARTICLE II

Guaranty

SECTION 2.01.  Guaranty.  The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of the Borrower now or hereafter existing under or in respect of the Credit Agreement and the Notes (including any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the “Guaranteed Obligations”).  The Guarantor agrees that its guarantee hereunder constitutes a guarantee of payment and not merely of collection. Without limiting the generality of the foregoing, the liability of the Guarantor shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Administrative Agent or any Lender under or in respect of the Credit Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

SECTION 2.02.  Guaranty Absolute.  The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto.  The obligations of the Guarantor under or in respect of this Agreement are independent of the Guaranteed Obligations or any other obligations of the Borrower under or in respect of the Credit Agreement and the Notes, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Agreement, irrespective of whether any action is brought against the Borrower. The liability of the Guarantor under this Agreement shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a)            any lack of validity or enforceability of the Credit Agreement, any Note or any agreement or instrument relating thereto;

(b)            any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of the Borrower under or in respect of the Credit Agreement and the Notes, or any other amendment or waiver of or any consent to departure from the Credit Agreement or any Note, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

(c)            any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d)            any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of the Borrower under the Credit Agreement and the Notes or any other assets of the Borrower or any of its Subsidiaries;

(e)            any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

(f)            any failure of the Administrative Agent or any Lender to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower now or hereafter known to the Administrative Agent or such Lender (the Guarantor waiving any duty on the part of the Administrative Agent and the Lenders to disclose such information);

(g)            the failure of any other Person to execute or deliver this Agreement or any other guaranty or agreement or the release or reduction of liability of the Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h)            any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, the Borrower or any other guarantor or surety.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

SECTION 2.03.  Waivers and Acknowledgments.  (a)  The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower, any other guarantor or any other Person or any collateral.The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(b)            The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against the Borrower, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Guarantor hereunder.

(c)            The Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any Lender to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries now or hereafter known by the Administrative Agent or such Lender.

(d)            The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and the Notes and that the waivers set forth in Sections 2.03 and 3.02 of this Agreement are knowingly made in contemplation of such benefits.

SECTION 2.04.  Subrogation.  The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under or in respect of this Agreement, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender against the Borrower, any other guarantor or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Borrower, any other guarantor or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, (x) unless and until all of the Guaranteed Obligations shall have been paid in full in cash or (y) unless no Default shall have occurred and be continuing.  If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Administrative Agent and the Lenders, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement and the Notes, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Agreement thereafter arising.  If (i) the Guarantor shall make payment to the Administrative Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations shall have been paid in full in cash and (iii) the Termination Date shall have occurred, the Administrative Agent and the Lenders will, at such Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Agreement.

SECTION 2.05.  Subordination.  The Guarantor hereby subordinates any and all debts, liabilities and other obligations owed to the Guarantor by the Borrower (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 2.05:

(a)            Prohibited Payments, Etc.  Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to the Borrower), the Guarantor may receive regularly scheduled payments from the Borrower on account of the Subordinated Obligations.  After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to the Borrower), however, unless the Majority Lenders otherwise agree, the Guarantor shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b)            Prior Payment of Guaranteed Obligations.  In any proceeding under any Debtor Relief Law relating to the Borrower, the Guarantor agrees that the Administrative Agent and the Lenders shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

(c)            Turn-Over.  After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to the Borrower), the Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Administrative Agent and the Lenders and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Agreement.

(d)            Administrative Agent Authorization.  After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to the Borrower), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post-Petition Interest), and (ii) to require the Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post-Petition Interest).

SECTION 2.06.  Continuing Guaranty; Assignments.  This Agreement is a continuing guaranty and shall (a) be binding upon the Guarantor, its successors and assigns and (b) inure to the benefit of and be enforceable by the Administrative Agent and the Lenders and their successors, transferees and assigns.  Without limiting the generality of clause (b) of the immediately preceding sentence, the Administrative Agent or any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Administrative Agent or such Lender herein or otherwise, in each case as and to the extent provided in Section 9.02 of the Credit Agreement.  The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent and the Lenders.

ARTICLE III

Miscellaneous

SECTION 3.01.  Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given in the manner provided in Section 10.02 of the Credit Agreement.  All communications and notices hereunder to the Guarantor shall be given to it (i) at the address listed under its signature hereto and (ii) in care of the Borrower in the manner provided in Section 10.02 of the Credit Agreement.

SECTION 3.02.  Waivers; Amendment.  (a)  No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 3.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any Loan Party in any case shall entitle such Loan Party to any other or further notice or demand in similar or other circumstances.

(b)            Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent (with the written consent of the Majority Lenders), the Borrower and the Guarantor, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

SECTION 3.03.  Administrative Agent’s Fees and Expenses; Indemnification.  (a)  The Guarantor agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 10.04(a) of the Credit Agreement as if each reference therein to the Company were a reference to the Guarantor.

(b)            The Guarantor agrees to indemnify and hold harmless each Indemnified Party as provided in Section 10.06 of the Credit Agreement as if each reference to the Company therein were a reference to the Guarantor.

(c)            All amounts due under Section 3.03(a) or 3.03(b) shall be payable promptly after written demand therefor.

SECTION 3.04.  Representations and Warranties; Survival.  (a)  Each of the Borrower and the Guarantor represents and warrants to the Administrative Agent and the Lenders that it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization except where the failure to do so, individually or in the aggregate, could not reasonably be expected to materially and adversely affect the ability of such Person to perform its obligations under any Loan Document.

(b)            Each of the Borrower and the Guarantor represents and warrants to the Administrative Agent and the Lenders that this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)            All covenants, agreements, representations and warranties made by the Borrower or the Guarantor herein shall be considered to have been relied upon by the Administrative Agent and the Lenders and shall survive the execution and delivery of this Agreement and the making of any Advances, regardless of any investigation made by or on behalf of the Administrative Agent, any Lender or any other Person and notwithstanding that the Administrative Agent, any Lender or any other Person may have had notice or knowledge of any default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Advance or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.  The provisions of this Section 3.04 shall survive and remain in full force and effect regardless of the repayment of the Advances, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 3.05.  Counterparts; Effectiveness; Successors and Assigns.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  This Agreement shall be binding upon each party hereto and its successors and assigns, and shall inure to the benefit of each such party and the Lenders and their respective successors and assigns, except that neither the Borrower nor the Guarantor may assign or otherwise transfer any of its rights or obligations hereunder or any interest herein (and any attempted assignment or transfer by any such Person shall be null and void), except as expressly contemplated by this Agreement or the Credit Agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 3.06.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 3.07.  [Reserved].

SECTION 3.08.  Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b)            Each party hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive  jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Borrower and the Guarantor hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement brought by it or any of its Affiliates may be brought, and may be heard and determined, in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

(c)            Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court sitting in New York City.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 3.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 3.09.  Waiver of Jury Trial.  Each of the Borrower, the Guarantor and the Administrative Agent (on behalf of itself and the Lenders) hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any of the other Loan Documents or the actions of the Administrative Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

SECTION 3.10.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 3.11.  Termination or Release.  (a)  This Agreement and the Guarantee made herein shall terminate, and the Guarantor shall automatically be released from its obligations under this Agreement, upon subject to Section 2.02, the Guaranteed Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross up or yield protection as to which no claim has been made) having been paid in full in cash and the Lenders having no further commitment to lend under the Credit Agreement.

(b)            In connection with any termination or release pursuant to this Section 3.11, the Administrative Agent shall execute and deliver to the Borrower or the Guarantor, at such Person’s expense, all documents that such Person shall reasonably request to evidence such termination or release.  Any execution and delivery of documents by the Administrative Agent pursuant to this Section 3.11 shall be without recourse to or warranty by the Administrative Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BLUE CUBE SPINCO INC.,

By:	/s/ Stephen C. Curley
Name: Stephen C. Curley
Title: Vice President and Treasurer

OLIN CORPORATION,

By:	/s/ Stephen C. Curley
Name: Stephen C. Curley
Title: Vice President and Treasurer
Address: Olin Corporation 190 Carondelet Plaza, Suite 1530 Clayton, MO 63105-3443 Attn: Treasury Department

[Signature Page to Guaranty Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent,

By:	/s/ Daniel R. Van Aken
Name: Daniel R. Van Aken
Title: Director

[Signature Page to Guaranty Agreement]